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  [LOGO APPEARS HERE]
  Sight Resource Corp.                                 INTER-OFFICE MEMORANDUM

  Date:  8/3/98

  To:    Steve Blinn

  From:  Bill Sullivan

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Outlined below are the terms that we have agreed upon with regard to your employment role with Sight Resource Corporation.

Base Salary
-----------

Effective August 1, 1998, base salary will be $3,750 per pay period ending April 28, 2000.

Bonus
-----

1998 - Determined by CEO and Compensation Committee.
1999 - 0

Automobile
----------

Your current auto and associated expenses will remain as is until April 24, 1999, at which time the auto will return to the company.

Health Benefits
---------------

Your current benefit plans and participating payments will remain in place until April 24, 1999. After that time, and at your expense, you may continue to remain on the health plans under COBRA by paying the total costs.

Other
-----

1. I want your active involvement with Bill Mancini until we are comfortable with his indoctrination period. Effective August 1, 1998, you will also remain available, as requested, to work on projects, assignments, or other activities.

2.  You will be excluded from 40l (k) plan effective August 1, 1998.


Steve Blinn
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3.   The key man life insurance policy will be cancelled effective
     August 1, 1998. If you desire to convert this policy, the Company will assist you.

4. Office space will be provided for you at the Washington Street store until April, 2000.

5. Reinforce the non-compete to expire April, 2001, which is one (1) year from April, 2000.

6.   Continue current indemnification and D & O insurance as appropriate.

7. Stock options remain in place until July, 2000, ninety days after employment ceases.

8. Effective August 1, 1998, any expenses being direct billed to the Company will cease (cell phone, credit card, gas card). Convert these to individual name.

9.   Business expenses will be reimbursed with advance approval.



                                Stephen M. Blinn______________________